EXHIBIT 99.6

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

           The undersigned acknowledge and agree that the foregoing statement on Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D/A may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  December 7, 2012

New Vernon Aegir Master Fund Ltd.
By: New Vernon Partners LLC

/s/ Trent Stedman
Name: Trent Stedman

Dated:  December 7, 2012
New Vernon Investment Management LLC

/s/ Trent Stedman
By: Trent Stedman

Dated:  December 7, 2012
New Vernon Partners LLC

/s/ Trent Stedman
By: Trent Stedman

Dated:  December 7, 2012

/s/ Trent Stedman
By: Trent Stedman

Dated:  December 7, 2012

/s/ Trent Stedman
Name: Trent Stedman, Authorized Signatory for Thomas Patrick